Exhibit 5.5

June 5, 2009

Nexen Inc.

801 - 7th Avenue S.W.

Calgary, Alberta

T2P 3P7

CONSENT OF INDEPENDENT RESERVES EVALUATOR AND/OR AUDITOR

Re:	Registration Statement on Form F-10 (the “Registration Statement”) of Nexen, Inc. (the “Corporation”) filed with the Securities and Exchange Commission (“SEC”) on June 5, 2009

We refer to the Registration Statement filed by the Corporation under the Securities Act of 1933, as amended.

We are a firm of independent petroleum consultants of Houston, Texas having prepared reports for the Corporation evaluating the Corporation’s reserves as at December 31, 2008, as described in the annual report of the Corporation on Form 10-K as filed with the SEC on February 20, 2009.

We hereby consent to the use of and reference to our name under the heading “Experts” in the Registration Statement and to all other references to our firm and the inclusion of information derived from our reports in the Registration Statement.

/s/ RYDER SCOTT COMPANY, L.P.

Houston, Texas

June 5, 2009

1200, 530 8TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3S8	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258